Exhibit 10.43

SECURED LOAN AGREEMENT

Among

COMSOVEREIGN HOLDING CORP.,

as Borrower,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

and

DWX SERVICING AGENT, LLC,

as Lender.

Dated as of December 8, 2020

SECURED LOAN AGREEMENT

This SECURED LOAN AGREEMENT (the “Agreement”) is entered into as of December 8, 2020, by and among COMSOVEREIGN HOLDING CORP., a Nevada corporation (the “Borrower”), the other Persons party hereto from time to time as Guarantors, and DWX SERVICING AGENT, LLC (the “Lender”).

WHEREAS, The Borrower wishes to obtain a loan from the Lender in the principal amount of up to ONE MILLION ONE HUNDRED THOUSAND DOLLARS and 00/100 ($1,100,000.00); which amount less US$100,000.00 (the “OID”) will be wired to Borrower as follows: A) $700,000.00 upon execution of the Agreement and B) $300,000.00 on or before December 14, 2020 (“Term Loan”) and

WHEREAS, as a condition to the agreement of the Lender to enter into this Agreement, and to make the requested Term Loan, the Lender has required the Borrower Parties (as defined below) to grant a first priority lien on and security interest in all of the Collateral (as defined herein) in favor of the Lender in order to secure repayment of the obligations of the Borrower and the other Borrower Parties under this Agreement, the Note (as defined herein) and the other Loan Documents (as defined herein);

WHEREAS, as a condition to the agreement of the Lender to enter into this Agreement and to make the requested Term Loan, the Lender has required each Guarantor to provide an unconditional guaranty of the obligations of the Borrower under this Agreement, the Note and the other Loan Documents; and

WHEREAS, the Lender is willing to make the requested Term Loan to the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to make the Term Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1.3 Recitals. The recitals set forth above are, by this reference, incorporated into and deemed a part of this Agreement.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay. The Borrower promises to pay to the Lender, in lawful money of the United States of America, the unpaid principal amount of the Term Loan made by Lender to Borrower, together with interest on the unpaid principal amount of the Term Loan, at rates in accordance with the terms hereof, and any and all fees and expenses to which Lender is entitled under the Loan Documents.

(b) Advances Under Term Loan.

(i) Amount. Subject to and upon the terms and conditions of this Agreement, Lender shall make a Term Loan to Borrower in the aggregate principal amount of up to One Million One Hundred Thousand and 00/100 Dollars ($1,100,000.00) with an initial advance of Eight Hundred Thousand Dollars ($800,000.00) less the OID (“Initial Advance”) on the Closing Date. Lender shall make a second advance of Three Hundred Thousand Dollars ($300,000.00) on or before December 14, 2020.

(ii) Use of Proceeds. The Term Loan shall be used by Borrower only to pay obligations of the Borrower other than amounts owed to repay existing loans and other financial obligations to previous lenders or investors.

(c) Note. The Term Loan made by the Lender shall be evidenced by the Note, substantially in the form of Exhibit B attached hereto, which shall be payable to the order of the Lender and shall bear interest as provided in section 2.2.

2.2 Interest Rates, Payments, Computation and Fees.

(a) Interest Rate. The Term Loan shall bear interest, on the outstanding daily balance thereof, at a fixed rate equal to ten percent (10.0%) per annum.

(b) Default Interest. During the continuance of an Event of Default, the amount of any principal outstanding under the Term Loan shall bear interest, payable on demand, to the extent permitted by law compounded monthly at a fixed rate equal to three percent (3.00%) per month.

(c) Interest Rate Limitation. Notwithstanding anything to the contrary contained herein, including without limitation Section 2.2(b), and in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Term Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(d) Payments. Borrower shall repay the principal amounts outstanding under the Term Loan along with all amounts of interest, fees, and other amounts due hereunder in full on the Term Loan Maturity Date. Borrower shall have the right, at any time and from time to time, to prepay, in whole or in part and without premium or penalty, the Term Loan. All outstanding principal and any accrued and unpaid interest, fees and other costs shall be due and payable on the Term Loan Maturity Date.

(e) Mandatory Repayment. The Borrower shall repay in full the outstanding principal balance of the Term Loan and all interest thereon upon the first to occur of: (x) the Term Loan Maturity Date, (y) an acceleration of the amounts due hereunder following an Event of Default (and the expiration of any applicable grace or cure period), or (z) the occurrence of an initial public offering or other financing/loan by Borrower or any of its Subsidiaries, including Guarantor (“Restructuring Event”).

(f) Computation; Application of Payments. All interest chargeable under the Loan Documents shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments made hereunder in respect of the Term Loan shall be applied: (i) first, to the payment of any fees or charges outstanding under any of the Loan Documents; (ii) second, to accrued interest on the Term Loan; and (iii) third, to the payment of the unpaid principal of the Term Loan. Notwithstanding the foregoing, after an Event of Default, all payments made hereunder may be applied by the Lender in such order, in such priority and in such proportion as the Lender shall elect in its sole discretion.

(g) Fees. As provided above, Borrower is paying to Lender an original issue discount of $100,000 to cover Lender’s costs and expenses (including legal fees) incurred in negotiating, conducting due diligence, documenting and closing the transactions contemplated by this Agreement, including, without limitation, the cost of perfecting the Liens granted to the Lender under the Loan Documents.

(h) Late Fees. The Borrower shall pay the Lender a late fee of ten (10%) of any payment not timely received by Lender (e.g., when due for interest payment; within two (2) business days of notice of non-payment for principal payments); provided, with respect to any late fees owed upon the acceleration of the Term Loan, the late fees incurred by the Borrower pursuant to this Section 2.2(h) shall not exceed the amount of $100,000.00 in the aggregate.

The Borrower acknowledges and agrees the Late Fee is not a charge for the use of the money, but is imposed to compensate the Lender for administrative services, costs and losses associated with any payment default (including a payment default upon maturity) under this Agreement, and any Late Fee is fully earned and nonrefundable when accrued.

2.3 Crediting Payments. Whenever any payment to the Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional interest shall accrue and be payable for the period of such extension. Lender shall maintain records in which it will record (i) the amount of the Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to Lender hereunder and (iii) the amount of any sum received by Lender from Borrower or Guarantor. The entries made in the records maintained pursuant hereto shall be prima facie evidence of the existence and amounts of the obligations therein recorded absent manifest error; provided, however, that the failure of Lender to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the Term Loan in accordance with the terms of this Agreement.

2.4 Term. This Agreement shall become effective on the Closing Date and, subject to Section 14.8, shall continue in full force and effect for so long as any Obligations remain outstanding. Lender’s obligation to advance funds hereunder shall terminate upon the making of the Term Loan on the Closing Date.

3. CONDITIONS OF LOANS; CLOSING COVENANTS.

3.1 Conditions Precedent to Closing. The agreement of Lender to enter into this Agreement on the Closing Date and to fund the Term Loan is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Term Loan of the following conditions precedent:

(a) the Lender shall have received this Agreement and each other Loan Document duly executed and delivered by an Authorized Officer of each Borrower Party to which such Borrower Party is a party, other than such Loan Documents required to be delivered to the Lender pursuant to Section 3.2;

(b) the Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Lender, of the board of directors (or other managing body) of the Parent and the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Pledge and Security Agreement and the other Loan Documents, and (ii) the granting by each Borrower Party of the security interests in and liens upon the Collateral certified by an Authorized Officer thereof as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(c) the Lender shall have received a certificate of an Authorized Officer of the Parent and the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of each Borrower Party executing this Agreement, the Loan Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(d) no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing that is not disclosed in the most recent SEC filing of the Company, or to the knowledge of any of the Borrower Parties, threatened against any Borrower Party or against the respective officers or directors of any Borrower Party (A) in connection with this Agreement or the Loan Documents or any of the transactions contemplated thereby or (B) which, if determined adversely with respect to any such Borrower Party, could, in the reasonable opinion of Lender, be expected to have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower Party or the conduct of its business shall have been issued by any Governmental Body;

(e) since the date of the most recent SEC filing through the date of this Agreement, there shall not have occurred a Material Adverse Effect;

(f) no representations made by any Borrower Party under this Agreement or the Loan Documents or written information (other than projections or estimates or third party data) supplied by any Borrower Party to the Lender (taken as a whole and after giving effect to all supplements) shall have been proven to be inaccurate or misleading in any material respect;

(g) the Lender shall have received a closing certificate signed by an officer of the Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Loan Documents are true and correct in all material respects on and as of such date (provided that any such representations and warranties that by their express terms are made as of a specific date shall be true and correct as of such specific date), (ii) each Borrower Party is on such date in compliance with all the terms and provisions set forth in this Agreement and the Loan Documents, and (iii) on such date no Event of Default has occurred or is continuing;

(h) no injunction, writ, restraining order or other order of any nature materially adverse to any of the Borrower Parties or the subject matter of the Pledge and Security Agreement shall have been issued by any Governmental Body; and

(i) Lender shall have received such other documents or certificates, and completion of such other matters, as Lender may reasonably request to be delivered or completed on the Closing Date.

3.2 Closing Covenants. Each Borrower Party hereby covenants and agrees that, as soon as possible after the Closing Date, and in no event later than the tenth (10th) Business Day following the Closing Date, the Borrower Parties shall (unless any of the following is expressly waived by the Lender in writing):

(a) deliver to the Lender a good standing certificate for each of the Borrower Parties dated not more than ten (10) days prior to the Closing Date, issued by the appropriate official of each such Borrower Parties’ jurisdiction of organization or incorporation;

(b) cause each document (including any financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of the Lender, a perfected security interest in or lien upon the Collateral in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and deliver to the Lender an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(c) deliver to the Lender a copy of the resolutions in form and substance reasonably satisfactory to the Lender, of the board of directors (or other managing body) of each Borrower Party (other than the Borrower) authorizing (i) the execution, delivery and performance of this Agreement, the Note, the Pledge and Security Agreement and the other Loan Documents, and (ii) the granting by such Borrower Party of the security interests in and liens upon the Collateral certified by an Authorized Officer thereof as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d) deliver to the Lender a certificate of an Authorized Officer of each Borrower Party (other than the Borrower), dated the Closing Date, as to the incumbency and signature of the officers of such Borrower Party executing this Agreement, the Loan Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(e) deliver to the Lender such other documents or certificates, and complete such other matters, as Lender may reasonably request to be delivered or completed within said ten (10) Business Days following Closing Date in connection with the closing of the transaction contemplated by this Agreement.

4. GUARANTY.

4.1 Guaranty.

(a) Each Guarantor hereby guarantees to the Lender the full and prompt payment and performance of the Obligations, including, without limitation, any interest thereon (including, without limitation, interest as provided in this Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable attorneys’ fees and expensesif the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.

(b) Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter is responsible to the Lender for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation of each Guarantor, shall be a continuing guaranty and shall be operative and binding until (i) the Obligations shall have been indefeasibly paid in full in cash and (ii) the Lender shall no longer have the right to make any future Advances hereunder.

(c) Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, to the extent of its obligations hereunder, or a defense that such Guarantor’s liability is limited as provided in Section 3.1(g)), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrower) relating to this Guaranty or the obligations of any of the Guarantors under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Lender to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors under this Guaranty.

(d) The Lender may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security for the Obligations or any part thereof as they may deem proper, or (ii) fail to deal with any Guarantor of the Obligations or any security therefor or any part thereof now or hereafter held by the Lender. Without limiting the generality of the foregoing, or of Section 3.1(e), it is understood that the Lender may, without exonerating or releasing any Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

(e) Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors, the Lender that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender, or its failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrower, on the one hand, and the Lender, on the other hand, or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

(f) The Lender may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor upon the occurrence and during the continuance of an Event of Default, if the Borrower shall not have timely paid any of the Obligations, set-off and appropriate and apply to any portion of the Obligations hereby Guaranteed, and in such order of application as the Lenders may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of the Lender or under its control for any purpose. If and to the extent that any Guarantor makes any payment to the Lender or any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Lender.

(g) The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Lender herein. It is the intention of each Guarantor and the Lender that each Guarantor’s obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined). The “Maximum Guaranteed Amount” with respect to any Guarantor, shall mean the maximum amount which could be paid by such Guarantor without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state, provincial or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

(h) Upon the bankruptcy or winding up or other distribution of assets of the Borrower, or of any surety or guarantor (other than the applicable Guarantor) for any Obligations of the Borrower to the Lender, the rights of the Lender against any Guarantor shall not be affected or impaired by the omission of the Lender to prove its claim, or to prove the full claim, as appropriate, against the Borrower or any such other Guarantor or surety, and the Lender may prove such claims as they see fit and may refrain from proving any claim and in their discretion may value as they see fit or refrain from valuing any security held by them without in any way releasing, reducing or otherwise affecting the liability to the Lender of each of the Guarantors.

(i) Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by applicable law, the following: (i) notice of acceptance of this Guaranty, (ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Guarantor is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, (v) all rights to enforce any remedy which the Lender may have against the Borrower, and (vi) until the Obligations shall have been paid in full in cash, all rights of subrogation, indemnification, contribution and reimbursement from the Borrower for amounts paid hereunder and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender in respect of the Obligations. If a claim is ever made upon the Lender for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (A) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (B) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

(j) This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by the Lender in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and the Lender shall operate as a waiver thereof. No action by the Lender permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Lender, notwithstanding any right or power of any third party, individually or in the name of the Borrower or the Lender to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

(k) This is a guaranty of payment and performance and not of collection. In the event the Lender makes a demand upon any Guarantor in accordance with the terms of this Guaranty, such Guarantor shall be held and bound to the Lender directly as debtor in respect of the payment of the amounts hereby Guaranteed. All reasonable costs and expenses, including, without limitation, attorneys’ fees, and expenses, incurred by the Lender in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations Guaranteed hereby.

(l) Each Guarantor is a direct or indirect wholly owned Subsidiary of the Borrower. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender to the Borrower, including, without limitation, the extension of credit, are and will be of direct interest, benefit, and advantage to such Guarantor.

(m) Each Guarantor shall be entitled to subrogation and contribution rights from and against the Borrower to the extent any Guarantor is required to pay to the Lender any amount in excess of the Term Loan advanced directly to, or other Obligations incurred directly by, such Guarantor or as otherwise available under applicable law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 3.1 and Section 14.3. The payment obligation of a Guarantor to any other Guarantor under any applicable law regarding contribution rights among co-obligors or otherwise shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Guarantor shall not exercise any right or remedy with respect to such rights until payment and satisfaction in full of all such obligations. Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, nor shall proceed or seek recourse against or with respect to any property or asset of, the Borrower, any other Guarantor or any other guarantor (including after payment in full of the Obligations), if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of the Borrower, any other Guarantor or any other guarantor whether pursuant to the a Loan Document, or otherwise.

(n) Each Guarantor has independently, and without reliance on any information supplied by the Lender, taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of the Borrower or any Collateral, and the Lender shall have no duty to advise the Guarantors of information at any time known to it regarding such financial condition or affairs or any Collateral.

5. SECURITY INTEREST.

5.1 Security Interest. Each Borrower Party shall grant and pledge to the Lender a continuing security interest in and lien on the Collateral, pursuant to and in accordance with the terms and conditions of the Pledge and Security Agreement, to secure prompt repayment of any and all Obligations and to secure prompt performance by each Borrower Party of each of its covenants and duties under the Loan Documents. Except for Permitted Liens, such security interests and liens constitute valid, first priority security interests in and liens on the presently existing Collateral, and will constitute valid, first priority security interests in and liens on later-acquired Collateral. Notwithstanding any termination of this Agreement or of any filings undertaken related to the Lender’s rights under the Code, the Lender’s Liens on the Collateral shall remain in effect for so long as any Obligations are outstanding.

5.2 Further Grant of Security Interest. To the extent that the Pledge and Security Agreement does not create a valid security interest in any of the Collateral in favor of the Lender, each Borrower Party hereby grants to the Lender a continuing security interest in and lien on the Collateral, including, without limitation, all Real Property, of any kind or nature, now or hereafter acquired by or on behalf of VNC or its Subsidiaries. Upon request by the Lender, VNC or its applicable Subsidiary shall execute and deliver to the Lender a Mortgage, in recordable form and in form and substance satisfactory to the Lender, with respect to any and all Collateral constituting or consisting of Real Property owned, held or leased by or on behalf of VNC or such Subsidiary, further granting to the Lender a first priority security interest therein and lien thereon.

5.3 Perfection of Security Interest. Each Borrower Party hereby authorizes the Lender to file at any time financing statements, continuation statements, and amendments thereto that (i) generally or specifically describe the Collateral, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Borrower Party is an organization, the type of organization and any organizational identification number issued to such Borrower Party, if applicable. Each Borrower Party hereby authorizes the Lender to record, in any and all courthouses or recording offices in all applicable jurisdictions, any Mortgages pertaining to Collateral constituting or consisting of Real Property of such Borrower Party, and any amendment or continuations thereto, as may be necessary or desirable to perfect the security interests and liens of the Lender in and on any such Collateral. Each Borrower Party shall, and hereby authorizes the Lender to, take such other actions as may be necessary or as the Lender reasonably requests to perfect its security interests granted under the Pledge and Security Agreement. Nothing set forth herein shall limit, in any way, any of the rights, powers or authority granted to the Lender in the Pledge and Security Agreement.

5.4 Books and Records. Each Borrower Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs in any material respect; (b) set up on its books accruals with respect to all material taxes, assessments, charges, levies and claims to the extent required by GAAP; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Accounts, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business all in accordance with and to the extent required by GAAP. All determinations pursuant to this Section 5.4 shall be made in accordance with, or as required by, GAAP consistently applied by such Borrower Party.

5.5 Financial Disclosure. Each Borrower Party hereby irrevocably authorizes and directs all accountants and auditors employed by any Borrower Party at any time any Obligations are outstanding to exhibit and deliver to the Lender copies of such Borrower Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to the Lender any information such accountants may have concerning such Borrower Party’s financial status and business operations, in each case subject to the applicable confidentiality undertakings or agreements reasonably requested by any Borrower Party, but in any case not more often than every 30 days.

6. REPRESENTATIONS AND WARRANTIES.

Each Borrower Party represents and warrants as follows:

6.1 Due Organization and Qualification. Borrower is a corporation and duly existing under the laws of Nevada and qualified and licensed to do business in any state or country in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. VNC is an entity organized and duly existing under the laws of Virginia and qualified and licensed to do business in any state or country in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect. Other than disclosed in Schedule 6.1, there are no (i) outstanding obligations, options, warrants, convertible or exchangeable securities or other rights, agreements or commitments (written, oral, contingent or otherwise) relating to the equity interests of VNC, or (ii) voting trusts, member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the equity interests of VNC.

6.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within each Borrower Party’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in any Borrower Party’s certificate of incorporation, articles of incorporation, bylaws, certificate of organization, articles of organization, operating agreement or other similar incorporation, organization or formation document or instrument, nor will they constitute an event of default under, a breach of or a violation of any material agreement by which any Borrower Party is bound. No Borrower Party is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

6.3 Collateral. Each Borrower Party has rights in or the power to transfer the Collateral owned or held by such Borrower Party, and its title to such Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens.

6.4 Names; Locations of Chief Executive Offices. Except as disclosed in Schedule 6.4, no Borrower Party has done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth on the signature page hereof.

6.5 Litigation. Except as set forth in Schedule 6.5, (i) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, proceedings or investigations filed, or threatened to be filed, before any court, governmental entity, arbitration panel or mediator pending by or against any Borrower Party, their properties or other assets, or any of their officers or directors in their capacity as such and (ii) there are no actions or proceedings pending by or against any Borrower Party before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect.

6.6 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to each Borrower Party that have been delivered by the Borrower Parties to the Lender fairly present in all material respects the consolidated and consolidating financial condition of the Borrower Parties as of the date thereof and the consolidated and consolidating results of operations of the Borrower Parties for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of the Borrower Parties since the date of the most recent of such financial statements submitted to the Lender.

6.7 Solvency, Payment of Debts. After giving effect to the Initial Advance, the Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of the Borrower’s assets (including goodwill minus disposition costs) exceed the fair value of its liabilities; and the Borrower is not left with unreasonably small capital. After giving effect to the Initial Advance, the Borrower Parties, collectively, are able to pay their collective debts (including trade debts) as they mature; the fair saleable value of the Borrower Parties’ combined assets (including good will minus disposition costs) exceed the fair value of their combined liabilities; and the Borrower Parties, collectively, are not left with unreasonably small capital.

6.8 Compliance with Laws and Regulations. Each Borrower Party has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from any Borrower Party’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. No Borrower Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Borrower Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). No Borrower Party has violated any statutes, laws, ordinances, or rules applicable to it, the violation of which would reasonably be expected to have a Material Adverse Effect.

6.9 Government and Third Party Consents. Each Borrower Party has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities and other third parties that are necessary in order to consummate the transactions contemplated under this Agreement and for the continued operation of such Borrower Party’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

6.10 Full Disclosure. No representation, warranty or other statement made by any Borrower Party in any certificate or written statement furnished to the Lender taken together with all such certificates and written statements furnished to the Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading in light of the circumstances in which they were made, it being recognized by the Lender that the projections and forecasts provided by the Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6.11 Financial Statements. Unless otherwise publicly available via recent SEC filing made within the previous 30 days, the Borrower shall deliver within five (5) business days after Closing to the Lender true and complete copies of the Borrower’s most recent financial statements which were prepared in accordance with past practice.

6.12 Tax Matters. Except as set forth in Schedule 6.12, each Borrower Party has (a) filed all tax returns required to be filed by it, (b) paid in full all taxes shown to be due on such tax returns. Other than as set forth in the Schedule 6.12, no Borrower Party has received any written notice of any audit, claim, assessment, levy or administrative or judicial proceeding with respect to taxes of any Borrower Party which have not been fully paid or finally settled.

6.13 Labor Matters. Except as set forth in Schedule 6.13, (i) no Borrower Party is a party to any collective bargaining agreement or any other labor-related agreements with any labor union and (ii) there is no unfair labor practice charge or complaint filed against any Borrower Party.

6.14 Compliance with Environmental and Health and Safety Laws. Except as set forth on Schedule 6.14, each Borrower Party has at all times during the past three (3) years complied and is in compliance in all material respects with all applicable environmental, health and safety laws, rules and regulations. No Borrower Party has received any written or, to the knowledge of each of the Borrower Parties, oral notice or report regarding any actual or alleged material violation, non-compliance, liability or potential liability regarding hazardous substances or environmental, health and safety laws, rules or regulations with regard to the operations of the any Borrower Party or the ownership of any assets of any Borrower Party, or any other business for which any Borrower Party may have retained liability under any contract, in each case, the subject matter of which remains unresolved.

6.15 Secured Indebtedness. Schedule 6.15 contains a complete list of all of the Indebtedness of each Borrower Party which is secured by a Lien granted to a third party with respect to any of the Collateral, and identifies the creditor or other Person to which such Indebtedness is owed, the outstanding amount of such Indebtedness owed to each such creditor or other Person as of the date of this Agreement and the Collateral subject to the Lien securing such Indebtedness.

6.16 Material Contracts. Schedule 6.16 identifies, as of the Closing Date, each Material Contract that requires consent to the granting of a Lien in favor of the Lender on the rights of any Borrower Party thereunder. VNC is not in default under or with respect to any Material Contract to which it is a party or by which it or any of its properties are bound which default gives rise to a right of termination by the non-defaulting party.

6.17 Material Tangible Personal Property. The Pledge and Security Agreement (including the schedules attached thereto) contains accurate and complete lists of all material tangible personal property and equipment owned, leased or otherwise controlled by any of Borrower’s Subsidiaries acquired in Borrower’s purchase of VNC, including, without limitation, any improvements to owned or leased real property.

6.18 Intellectual Property. Schedule 6.18 contains true and complete list of all U.S. and foreign (i) issued patents and pending applications for patents; (ii) registered trademarks and pending applications for trademarks; and (iii) registered copyrights and pending applications for copyrights, in each case, which are owned by VNC.

6.19 Bank Accounts. Within ten (10 business days Borrower will provide the Lender a true and complete list of all bank accounts (including any deposit accounts, securities accounts, and any sub-accounts) of VNC.

7. AFFIRMATIVE COVENANTS.

The Borrower Parties, as applicable to each, jointly and severally covenant that, until payment in full of all outstanding Obligations, and for so long as the Lender has any commitment to make an Advance hereunder:

7.1 Good Standing and Government Compliance. Each Borrower Party shall maintain its and each of its Subsidiaries’ corporate existence and good standing in the respective jurisdictions of formation, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect. Each Borrower Party shall meet, and shall cause each of its Subsidiaries to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Each Borrower Party shall comply, and shall cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject and to which its failure to comply would reasonably be expected to have a Material Adverse Effect, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

7.2 Financial Statements, Reports, Certificates. Unless otherwise publicly available via recent SEC filing made within the previous 30 days, the Borrower Parties shall deliver to the Lender with respect to each Borrower Party, as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ or owners’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (a) be subject to normal year-end audit adjustments and (b) not contain all notes thereto that may be required in accordance with GAAP).

7.3 Taxes. Each Borrower Party shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to the Lender, on demand but not more than once every 30 days, proof satisfactory to the Lender indicating that each Borrower Party or Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that such Borrower Party or Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by such Borrower Party or such Subsidiary.

7.4 Creation/Acquisition of Subsidiaries. In the event VNC creates or acquires any Subsidiary, the Borrower shall promptly notify the Lender of such creation or acquisition, and the Borrower such Subsidiary formed or acquired by VNC after the date of this Agreement (each a “New Subsidiary”) shall take all actions reasonably requested by the Lender (i) to cause such New Subsidiary to become a guarantor with respect to the Obligations, including without limitation, by causing such New Subsidiary to execute and deliver to the Lender a Guaranty Supplement and (ii) to cause such New Subsidiary to grant the Lender a first priority Lien on all Collateral owned or held by such New Subsidiary, including, without limitation, by causing such New Subsidiary to execute and deliver to the Lender a Pledge Supplement to the Pledge and Security Agreement, and (iii) to cause 100% of the Equity Interests of such New Subsidiary to be pledged to the Lender pursuant to the Pledge and Security Agreement. Without limiting the foregoing, upon such creation or acquisition of a New Subsidiary, the Borrower and such New Subsidiary shall, promptly upon the request of the Lender, (i) provide to the Lender appropriate certificates of powers or UCC financing statements, pledging all direct or beneficial ownership interest in any such new Subsidiary, in form and substance satisfactory to the Lender, and (ii) provide to the Lender all other documentation, including one or more opinions of counsel satisfactory to the Lender, which in its opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Any document, agreement or instrument executed or issued pursuant to this Section 7.4 shall be a “Loan Document” for the purposes of this Agreement and the other Loan Documents.

7.5 Further Assurances. At any time and from time to time each Borrower Party shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to effect the purposes of this Agreement.

7.6 Notice. Promptly after the date any Borrower Party has knowledge thereof, the Borrower shall provide the Lender with written notice of (i) the termination or potential termination of any consent, license, permit or contract which could have a Material Adverse Effect; (ii) any material loss, damage or destruction to or of any property or assets of any Borrower Party (regardless of whether the same is covered by insurance); (iii) the occurrence of an Event of Default (such notice to be accompanied by a certificate signed by an Authorized Officer setting forth the details of such Event of Default and the action which the Borrower Parties propose to take with respect thereto); and (vi) promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Governmental Body or any other Person against any Borrower Party and involving a claim or series of claims in excess of $1,000,000.00 during any fiscal year or which if adversely determined would have a Material Adverse Effect.

7.7 Real Property.

(a) Borrower Parties shall, within a reasonable time upon the request of the Lender, provide the Lender with a schedule setting forth all of the Real Property acquired in Borrower’s acquisition of VNC, the nature of such Real Property, the current Subsidiary of Borrower which is the owner or holder of such Real Property, the location of the real property to which such Real Property Interests pertain and an appropriate legal description of such real property. The Borrower shall keep such Real Property (other than Excluded Assets) free and clear of any Liens except for Permitted Liens and shall not sell, transfer or otherwise dispose of any such Real Property (other than Excluded Assets) except in compliance with the Loan Documents. Upon request, the Borrower and any relevant Subsidiary shall execute and deliver to the Lender a Mortgage covering all such Real Property (other than Excluded Assets) for recording, all in accordance with the provisions of Article V.

(b) At the time of the acquisition of any Real Property (other than Excluded Assets) by any of Borrower’s Subsidiaries relating to VNC after the date of this Agreement, whether by deed, by lease or otherwise, such Borrower Party shall (i) promptly give the Lender written notice of such acquisition of such Real Property, (ii) promptly upon the request of the Lender deliver to the Lender a copy of the instrument pursuant to which such Borrower Subsidiary acquired such Real Property, (iii) as soon as reasonably possible upon the request of the Lender execute and deliver to the Lender a Mortgage with respect to such Real Property, in recordable form and substance satisfactory to the Lender, which the Lender is hereby authorized to record in all applicable jurisdictions; and (iv) take such actions as may be necessary or reasonably requested by the Lender in order to grant the Lender a first priority security interest in and lien on such Real Property or to perfect such security interest in and lien on such Real Property.

7.8 Legal Fee Reserve. Should Borrower fail to pay in full this Term Loan on or before the Term Loan Maturity Date, the Borrower shall establish a legal reserve account, to be held in escrow with and administered by the Lender, which shall be maintained by the Borrower in the amount of $25,000 (the “Legal Reserve Account”). From time to time as long as any Obligations remain outstanding, the Lender shall have the right to apply funds in the Legal Reserve Account to pay the legal fees and expenses incurred by the Lender in connection with enforcing this Agreement, the Loan Documents and the Term Loan. The Borrower shall deposit into the Legal Reserve Account, from time to time, such amounts as may be necessary in order to maintain the balance of $25,000 at all times so long as any Obligations remain outstanding. Any balance in the Legal Reserve Account shall be returned to the Borrower as soon as practicable after the Borrower has indefeasibly paid in full all Obligations owing to the Lender. The Borrower shall not be entitled to receive and shall not receive any interest on funds in the Legal Reserve Account. The Borrower hereby grants to the Lender a continuing security interest in the Legal Reserve Account to secure prompt repayment of any and all Obligations and to secure prompt performance by the Borrower and the other Borrower Parties of each of its and their covenants and duties under the Loan Documents.

8. NEGATIVE COVENANTS.

The Borrower Parties, jointly and severally, covenant and agree that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as the Lender has any commitment or to make any Advances hereunder:

8.1 Dispositions. VNC will not, without the Lender’s prior written consent, convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, including, without limitations, any Equity Interest of VNC or its Subsidiaries or in any Collateral owned or held by it, other than Permitted Transfers. In addition, Borrower will not, without the Lender’s prior written consent, Transfer, or permit any of its Subsidiaries to Transfer, any Equity Interest of VNC.

8.2 Indebtedness. No Borrower Party will do any of the following without the Lender’s prior written consent: (i) Issue or otherwise become obligated with respect to any new Indebtedness other than the Permitted Indebtedness.

8.3 Change in Name, Location or Executive Office; Change in Business; Change in Fiscal Year, Change in Operating Agreement or Certificate of Formation. No Borrower Party will do any of the following without the Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed): (i) Change its name or the state of its formation or relocate its chief executive office without 10 days prior written notification to the Lender; (ii) replace or suffer the departure of its chief executive officer or chief financial officer without delivering written notification to the Lender within 10 days following the event; (iii) take action to liquidate, wind up, or otherwise cease to conduct business in the ordinary course; (iv) engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by such Borrower Party; (v) change its fiscal year end; or (vi) make any amendments, modifications or changes to (x) its operating agreement or bylaws, as applicable, in effect as of the date hereof, or (y) to its certificate of formation, articles of incorporation, articles of organization and other charter documents as existing on the date hereof.

8.4 Mergers.  VNC will not, without the Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed), merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other Person (including, without limitation, mergers or consolidations of VNC or any of its Subsidiaries into another Borrower Subsidiary), unless the Obligations are repaid in full concurrently with the closing of such merger; provided, however, that neither VNC nor its Subsidiaries shall, without the Lender’s prior written consent, enter into any binding contractual arrangement with any Person to attempt to facilitate any merger expressly permitted above unless (i) no Event of Default exists when such agreement is entered into by VNC or its Subsidiaries, and (ii)  such agreement does not give any third party the right to claim any fee, payment or damages from any parties, other than from VNC or its applicable Subsidiaries or their respective investors, in connection with a sale of any Equity Interest or assets by VNC or its Subsidiaries pursuant to or resulting from an assignment for the benefit of creditors, an asset turnover to creditors (including, without limitation, the Lender), foreclosure, bankruptcy or similar liquidation, and (iii) VNC and its Subsidiaries notify the Lender in advance prior to entering into such an agreement (provided, the failure to give such notification shall not be deemed a material breach of this Agreement).

8.5 Acquisitions and Creations of New Subsidiaries. VNC will not, without the prior written consent of the Lender, (i) create or cause or allow any of its Subsidiaries to create any New Subsidiary unless the requirements set forth in Section 7.4 shall have been timely satisfied or waived by the Lender, or (ii) acquire or cause or allow any of its Subsidiaries to acquire any New Subsidiary unless the requirements set forth in Section 7.4 shall have been timely satisfied or waived by the Lender.

8.6 Encumbrances. No Borrower Party will, without the Lender’s prior written consent, create, incur, assume or allow any Lien with respect to the Collateral, or assign or otherwise convey any right to receive income or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person (other than (i) the licensors of in-licensed property with respect to such property or (ii) the lessors of specific equipment or lenders financing specific equipment with respect to such leased or financed equipment) that any Borrower Party in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of the Collateral.

8.7 Transactions with Affiliates. Except as set forth in Schedule 8.7, no Borrower Party will, without the Lender’s prior written consent, directly or indirectly enter into or permit to exist any material transaction with the Borrower or any Borrower Subsidiary except for transactions that are in the ordinary course of such Borrower Party’s business, upon fair and reasonable terms that are no less favorable to any Borrower Party than would be obtained in an arm’s length transaction with a non-affiliated Person. Without limiting the foregoing, (i) no Borrower Party will, without the Lender’s prior written consent, make, pay, issue, grant or otherwise transfer any dividends, loans, distributions or other assets to the Borrower or any Borrower Subsidiary, except pursuant to a Permitted Transfer, and (ii) upon and during the continuance of any Event of Default, no Borrower Party will, without the Lender’s Prior written consent, make, pay, issue, grant or otherwise transfer any dividends, loans, distributions or other assets to any other Borrower Party, except pursuant to a Permitted Transfer.

8.8 Extraordinary Corporate Transactions. No Borrower Party will, without the Lender’s prior written consent, take any corporate or company action, enter into any agreement to take such action, or obligate itself to take any such action, if such action would:  (i) provide for the voluntary liquidation, dissolution or winding up of any Borrower Party or (ii) enter into any transaction that expressly prohibits or limits any Borrower Party’s right to perform its obligations under this Agreement.

8.9 No Investment Company; Margin Regulation. No Borrower Party will, without the Lender’s prior written consent, become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of the Term Loan for such purpose.

9. EVENTS OF DEFAULT.

Any one or more of the following events (each an “Event of Default” and, any one or more together, an “Events of Default”) shall constitute an Event of Default by the Borrower and the other Borrower Parties under this Agreement and the Pledge and Security Agreement:

9.1 Payment Default. If the Borrower fails to make any payment under this Agreement or any Note when due or the Borrower or any other Borrower Party otherwise fails to pay any of the Obligations when due; provided, however, that it shall not be an Event of Default hereunder if the Borrower pays any Obligations payments within two (2) Business Days after notice by Lender that such Obligations are past due.

9.2 Covenant Default. If any Borrower Party fails or neglects to perform or observe any term, provision, condition, agreement or covenant contained in this Agreement, in the Pledge and Security Agreement or in any of the other Loan Documents, or in any other present or future agreement between any Borrower Party and the Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within thirty (30) days after the Borrower receives written notice thereof; provided, however, that if the default cannot by its nature be cured within the 30-day period or cannot after diligent attempts by the Borrower Parties be cured within such 30-day period, and such default is likely to be cured within a reasonable time, then the Borrower Parties shall have an additional reasonable period (which shall not in any case exceed 60 days) to attempt to cure such default; provided, further, however, if the nature of such default is such that it is not curable, then there shall be no applicable cure period with respect to such default.

9.3 Attachment. If any material portion of any Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within 30 days, or if any Borrower Party is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Collateral that is not removed, discharged or rescinded within 30 days, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of any Collateral by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not that is not removed, discharged or rescinded within 30 days after such Borrower Party receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower Party (provided that no Advances will be made during such cure period).

9.4 Insolvency. If (i) an Insolvency Proceeding is commenced by or on behalf of any Borrower Party (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding), (ii) an Insolvency Proceeding is commenced against any Borrower Party and is not dismissed or stayed within 60 days (provided that no Advances will be made prior to the dismissal of such Insolvency Proceeding), or (iii) any Borrower Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors, or shall cease doing business as a going concern.

9.5 Material Adverse Effect. A Material Adverse Effect has occurred.

9.6 Material Change to Mortgaged Property. If there is a material change in the conditions of any of the Mortgaged Property in violation of the appropriate Mortgage beyond any applicable notice and cure period.

9.7 Judgments. If a final, uninsured judgment or judgments or order, decree or arbitration award for the payment of money in an amount, individually or in the aggregate, of at least $1,000,000 shall be rendered against any Borrower Party or one or more non-monetary judgments, orders, decrees or arbitration awards shall be rendered against any Borrower Party that could reasonably be excepted to result in a Material Adverse Effect, and in either case shall remain unsatisfied and unstayed for a period of 30 days (provided that no Advances will be made prior to the satisfaction or stay of the judgment).

9.8 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation of any Borrower Party or any officer, agent, employee or representative thereof set forth in this Agreement, in the Pledge and Security Agreement, in any other Loan Document or in any certificate delivered to the Lender by any Borrower Party pursuant to this Agreement or to induce the Lender to enter into this Agreement or any other Loan Document.

9.9 Change of Control. If any Change of Control should occur without the prior written consent of the Lender.

9.10 Unauthorized Dispositions. If any Borrower Party shall dispose of all of its assets or any material portion of its assets (other than Inventory in the ordinary course of business), pursuant to a Transfer or otherwise, other than pursuant to a Permitted Transfer, without the prior written consent of the Lender.

10. LENDER’S RIGHTS AND REMEDIES.

10.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, subject to Section 10.9 of this Agreement, the Lender may, at its election, without notice of their election and without demand, do any one or more of the following, all of which are authorized by each Borrower Party:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, provided that upon the occurrence of an Event of Default described in Section 9.4, all Obligations shall automatically become immediately due and payable;

(b) Cease advancing money or extending credit to or for the benefit of the Borrower or any other Borrower Party under this Agreement or under any other agreement between any Borrower Party and the Lender;

(c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that the Lender reasonably considers advisable;

(d) Set off and apply to the Obligations any and all (i) balances and deposits of any Borrower Party held by the Lender, and (ii) indebtedness at any time owing to or for the credit or the account of any Borrower Party held by the Lender;

(e) Following the grace or cure period set forth herein or in any other related Loan Document, sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Borrower Party’s premises) as the Lender may determine is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order the Lender deems appropriate. The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If the Lender sells any of the Collateral upon credit, the Borrower Parties will be credited only with payments actually made by the purchaser, received by the Lender, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and the Borrower Parties shall be credited with the proceeds of the sale;

(f) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of any Borrower Party, any guarantor or any other Person liable for any of the Obligations; and

(g) Any deficiency that exists after disposition of the Collateral as provided above shall be paid immediately by the Borrower and the other Borrower Parties.

10.2 Power of Attorney. Each Borrower Party hereby irrevocably appoints the Lender (and any of Lender’s designated officers, or employees) as its true and lawful attorney, and effective only upon the occurrence and during the continuance of an Event of Default and following the grace or cure period set forth herein or in any other related Loan Document,, may, subject to Section 10.9 of this Agreement: (a) send requests for verification of Accounts or notify account debtors of Lender’s security interest in the Accounts; (b) endorse any Borrower Party’s name on any checks or other forms of payment or security that may come into Lender’s possession; (c) sign any Borrower Party’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower Party’s policies of insurance; (f) settle and adjust disputes and claims respecting the Accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; and (g) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; provided, the Lender may exercise such power of attorney to sign the name of any Borrower Party on any of the documents described in clause (g) above, regardless of whether an Event of Default has occurred. The appointment of Lender as the Borrower Parties’ attorney in fact, and each and every one of Lender’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender’s obligation to provide advances hereunder is terminated.

10.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, subject to Section 10.9 of this Agreement, the Lender may notify any Person owing funds to VNC of Lender’s security interest in such funds and verify the amount of such Account. VNC shall collect all amounts owing to it for the Lender, receive in trust all payments as Lender’s trustee, and immediately deliver such payments to Lender in their original form as received from the account debtor, with proper endorsements for deposit.

10.4 Lender’s Expenses. If any Borrower Party fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then the Lender may, after reasonable notice to such Borrower Party, make payment of the same or any part thereof, and the amount of any such payment shall be added to the Obligations. Any payments made by the Lender shall not constitute an agreement by the Lender to make similar payments in the future or a waiver by the Lender of any Event of Default under this Agreement.

10.5 No Obligation to Pursue Others. The Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other person, including, without limitation, the Guarantors, liable for them and the Lender may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting the Lender’s rights against any Borrower Party. Each Borrower Party waives any right it may have to require the Lender to pursue any other Person for any of the Obligations.

10.6 Remedies Cumulative. The Lender’s rights and remedies under this Agreement, the Pledge and Security Agreement and the other Loan Documents, and all other agreements shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default on any Borrower Party’s part shall be deemed a continuing waiver. No delay by the Lender shall constitute a waiver, election, or acquiescence by it. No waiver by the Lender shall be effective unless made in a written document signed on behalf of the Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Borrower Party expressly agrees that this Section 10.6 may not be waived or modified by the Lender by course of performance, conduct, estoppel or otherwise.

10.7 Demand; Protest. Except as otherwise provided in this Agreement, each Borrower Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10.8 No Limitation on Rights, Remedies or Authority. Nothing set forth in this Article 10 shall in any way limit any of the rights, power or authority granted to the Lender under the Pledge and Security Agreement or any other Loan Document, including, without limitation, any authorization or appointment of the Lender as any Borrower Party’s power of attorney or attorney-in-fact thereunder, and nothing set forth in this Article 10 shall in any way limit any of the rights or remedies available to the Lender under the Pledge and Security Agreements or any of the other Loan Documents or otherwise available to the Lender at law, in equity or otherwise.

10.9 Standstill.

(a) Notwithstanding anything to the contrary set forth herein or in any of the Loan Documents, and provided Borrower has not failed to make the mandatory prepayment pursuant to Section 2.2(e)(z) for a Restructuring Event, the Lender agrees that, so long as (i) no voluntary or involuntary Insolvency Proceeding has been commenced by, against or with respect to the Borrower or any Standstill Entity and (ii) no voluntary Insolvency Proceeding has been commenced by or with respect to any Subsidiary, during the period commencing on the occurrence of an Event of Default (other than a Transfer Default) and ending after 60 days have lapsed thereafter (the “Standstill Period”), the Lender will not enforce its Liens on the Standstill Equity Collateral, or exercise its rights related thereto, in connection with such Event of Default; provided, that nothing set forth in this Section 10.9 shall in any way limit or affect any of the rights or remedies of the Lender (i) prior to or after any Standstill Period, (ii) upon or after the commencement of any Insolvency Proceeding with respect to any Borrower Party or during the duration of any such Insolvency Proceeding or (iii) upon the occurrence of or in connection with any Transfer Default.

11. NOT USED

12. NOTICES.

12.1 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by confirmed electronic mail or by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. Notices shall be sent the parties at the applicable addresses set forth on Exhibit C attached hereto. The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

13.1 Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of New York. All disputes, controversies, claims, actions and similar proceedings arising with respect to any Borrower Party’s account or any related agreement or transaction may be brought in the courts of the State of New York or the United States District Court for the District of New York. THE LENDER AND EACH BORROWER PARTY EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDER OR ANY BORROWER PARTY, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

14. GENERAL PROVISIONS.

14.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor, borrower or guarantor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Borrower Party without the Lender’s prior written consent, which consent may be granted or withheld in the Lender’s sole discretion. The Lender shall have the right without the consent of or notice to any Borrower Party to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, the Lender’s obligations, rights and benefits hereunder.

14.2 Indemnification. Each Borrower Party shall defend, indemnify and hold harmless the Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses in any way suffered, incurred, or paid by the Lender, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between the Lender and any Borrower Party, whether under this Agreement or otherwise, (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by the Lender’s gross negligence or willful misconduct.

14.3 Contribution.

(a) In the event any Borrower Party (a “Funding Borrower Party”) shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, such Funding Borrower Party shall have the right to seek contribution payments from each other Borrower Party (each, a “Contributing Borrower Party”) to the extent permitted by applicable law. Nothing in this Section 14.3 shall affect any Borrower Party’s joint and several liability to the Lender for the entire amount of its Obligations. Each Borrower Party covenants and agrees that (i) its right to receive any contribution hereunder from a Contributing Borrower Party shall be subordinate and junior in right of payment to all obligations of the Borrower Parties to the Lender hereunder and under the other Loan Documents and (ii) it shall not exercise any such contribution rights unless and until the Obligations shall have been paid in full.

(b) Nothing in this Section 14.3 shall affect the Borrower Parties’ joint and several liability to the Lender for the entire amount of its Obligations. Each Borrower Party covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower Party shall be subordinate and junior in right of payment to all Obligations of the Borrower to the Lender hereunder and under the other Loan Documents. No Borrower Party will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower Party seek or be entitled to seek any contribution or reimbursement from any other Borrower Party in respect of payments made by such Borrower Party hereunder or under any other Loan Document, until all amounts owing to the Lender on account of the Obligations are paid in full in cash. If any amounts shall be paid to any Borrower Party on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower Party in trust for the Lenders segregated from other funds of such Borrower Party, and shall, forthwith upon receipt by such Borrower Party, be turned over to the Lender for the benefit of itself in the exact form received by such Borrower Party (duly endorsed by such Borrower Party to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

14.4 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

14.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

14.6 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing and signed by the Borrower and the Lender. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

14.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format (“PDF”), or any similar format, shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

14.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or the Lender has any obligation to make any Advance to Borrower. The obligations of the Borrower Parties to indemnify the Lender with respect to the liabilities described in Section 14.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against the Lender have run.

14.9 Confidentiality. In handling any confidential information, the Lender and the Borrower Parties and all employees and agents of such parties shall exercise the same degree of care that such party exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) in the case of the Lender, to the subsidiaries or Affiliates of the Lender or the Borrower Parties in connection with their present or prospective business relations with the Borrower Parties, (ii) in the case of the Lender, to prospective Lenders or purchasers of any interest in the Term Loan, provided that it has entered into a comparable confidentiality agreement in favor of the Borrower and have delivered a copy to the Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) in the case of the Lender, as may be required in connection with the examination, audit or similar investigation of the Lender, and (v) as the Lender may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of the receiving party when disclosed to such party, or becomes part of the public domain after disclosure to such receiving party through no fault of such receiving party; or (b) is disclosed to such receiving party by a third party, provided such receiving party does not have actual knowledge that such third party is prohibited from disclosing such information.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

LENDER:

DWX SERVICING AGENT, LLC,
an Ohio limited liability company

By:	/s/ Charles A. Ebetino, Jr.	(Seal)
Name:	Charles A. Ebetino, Jr.
Its:	Manager

BORROWER:

COMSOVEREIGN HOLDING CORP.,
a Nevada Corporation

By:	/s/ Daniel L. Hodges	(Seal)
Name:	Daniel L. Hodges
Its:	Chief Executive Officer

INITIAL GUARANTOR:

VIRTUAL NETCOM, LLC,
a Virginia limited liability company

By:	/s/ Daniel L. Hodges	(Seal)
Name:	Daniel L. Hodges
Its:	Chief Executive Officer

[Signature Page to Secured Loan Agreement]

EXHIBIT A

DEFINITIONS

“Accounts” means all of the Guarantors’ accounts (as such term is defined by the UCC) and accounts receivables, and shall include, but not be limited to, all of the Guarantors’ rights to payment for goods sold or leased or services performed by the Guarantors or any other party, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, instrument, contract, security agreement, chattel paper, or other evidence of indebtedness or security (including an account, note, instrument, contract, security agreement, chattel paper, or other evidence of indebtedness or security related to amounts owed by a Governmental Body, and further including, without limitation, all books, ledgers, print-outs, file materials, and other papers containing information generally relating to Accounts) together with (i) all security pledged, assigned, hypothecated or granted to, or held by, the Guarantors to secure the foregoing, (ii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (iii) all powers of attorney for the execution of any evidence of indebtedness or security or other writings in connection therewith, and (iv) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers.

“Advance” or “Advances” means a cash advance or cash advances made the Lender to the Borrower under the Term Loan.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and general partners. For the purposes hereof, the term “Affiliate” shall also include any limited partner of a Person, if such Person is a partnership.

“Agreement” has the meaning assigned in the first paragraph of this Agreement.

“Authorized Officer” means someone designated as such in the corporate resolution provided by Borrower to the Lender in which this Agreement and the transactions contemplated hereunder are authorized by Borrower’s board of directors. If Borrower provides subsequent corporate resolutions to the Lender after the Closing Date, the individual(s) designated as “Authorized Officer(s)” in the most recently provided resolution shall be the only “Authorized Officers” for purposes of this Agreement.

“Borrower” has the meaning assigned in the first paragraph of this Agreement.

“Borrower Parties” means, collectively, the Borrower and the Guarantors; and “Borrower Party” means any one of the foregoing Borrower Parties.

“Borrower Party’s Books” means all of each Borrower Party’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of New York are authorized or required to close.

“Change of Control” means the occurrence of one or more of the following events: (a) any Person or two or more Persons (excluding any Person who is a holder of Equity Interests on the Agreement Date) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEA) of fifty percent (50%) or more of the outstanding shares of the voting Equity Interests of the Borrower; (b) as of any date a majority of the board of directors of the Borrower consists (other than vacant seats) of individuals who were not either (i) directors of the Borrower as of the Agreement Date, (ii) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (i), or (iii) selected or nominated to become directors by the board of directors of the Borrower of which a majority consisted of individuals described in clause (i) and individuals described in clause (ii), (c) except as specifically permitted hereunder, the Borrower ceases to Control or directly or indirectly own one hundred percent (100%) of the outstanding Equity Interests of the Guarantors, (d) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of a majority of the properties or assets of the Borrower or Guarantor taken as a whole to any Person, (e) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of a majority of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any Person and (f) the adoption of a plan relating to the liquidation, winding-up or dissolution of the Borrower or any Guarantor without the prior written consent of the Lender.

“Closing Date” means December 8, 2020.

“Code” means the New York Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means (i) all of the Equity Interests of the Guarantor now owned or held or hereafter owned, held or acquired by any Guarantor, (ii) any and all other personal property now owned, leased or held or hereafter owned, leased, held or acquired by Borrower in the transaction that it acquired VNC (other than Excluded Assets) , and (iii) any and all Real Property owned, leased or held or hereafter owned leased, held or acquired by Borrower in the transaction that it acquired VNC (other than Excluded Assets), in each case, including, without limitation, all proceeds and renewals thereof, accretions thereto and substitutions therefor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have the meanings correlative thereto.

“Credit Extension” means each Advance, or any other extension of credit, by the Lender to or for the benefit of Borrower hereunder.

“Equipment” means all equipment (as defined in the UCC), of every kind and nature, wherever located, and in which any Guarantor may have any interest (to the extent of such interest). Equipment shall also include, but not be limited to, all modifications, alterations, repairs, substitutions, additions, and accessions thereto, all replacements and all parts therefor, and together with all substitutes for any of the foregoing.

“Equity Interests” means, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 9.

“Excluded Assets” means the “Excluded Property” as that term is defined in the Pledge and Security Agreement.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States.

“Governmental Body” means any governmental body, authority or agency having jurisdiction over the Borrower or the property of the Borrower.

“Guarantors” means, collectively, Virtual Netcom, LLC, (“VNC”) a Virginia limited liability company owned by Borrower, and any other Person that has executed a Guaranty Supplement or other document guaranteeing the Obligations; and “Guarantor” shall mean any one of the foregoing Guarantors.

“Guaranty” or “Guaranteed,” as applied to an obligation (each a “primary obligation”), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof, but in all events excluding the endorsement of instruments for collection in the ordinary course of business. All references in this Agreement to “this Guaranty” shall be to the Guaranty provided for pursuant to the terms of Article IV.

“Guaranty Supplement” means a valid and enforceable supplement to this Agreement, in form and substance satisfactory to the Lender in its sole reasonable discretion, pursuant to which any New Subsidiary shall join as a party hereto and be made a Guarantor and Borrower Party hereunder.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all contingent obligations.

“Initial Advance” has the meaning assigned in Section 2.1(b)(i).

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” means all of Guarantor’s inventory (as such term is defined by the UCC), wherever located, and whether now existing or hereafter acquired, including, without limitation, all raw materials, work in process, returned goods, finished goods, samples, consigned goods to the extent of the consignee’s interest therein, parts, materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods, and all other products, goods, materials and supplies.

“Lender” has the meaning assigned in the first paragraph of this Agreement.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, the Note, any other note or notes executed by Borrower in favor of the Lender, the Pledge and Security Agreement, the other Security Documents, each Guaranty Supplement, each Pledge Supplement executed in connection with the Pledge and Security Agreement, the other Security Agreements and any other document, instrument or agreement entered into in connection with this Agreement, all as amended, restated, supplemented, otherwise modified, entered into or extended from time to time.

“Material Adverse Effect” means a material adverse effect on: (i) the operations, business or financial condition of the Borrower Parties taken as a whole; (ii) the ability of the Borrower Parties collectively to repay the Obligations or otherwise perform their obligations under the Loan Documents; or (iii) any Borrower Party’s interest in, or the value, perfection or priority of the Lender’s security interest in the Collateral.

“Material Contracts” shall mean, collectively, (i) all contracts, leases, instruments, guaranties, licenses or other arrangements (other than the Loan Documents) to which any Guarantor is or becomes a party and as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect; (ii) all contracts and agreements that, at any time of determination, contributed more than $1,000,000 to the revenue or expenses of the Guarantors in the immediately preceding twelve months (or, if such agreement or contract was acquired or became effective within twelve months from such date, then the actual revenue contributed from such agreement or contract, on an annualized basis); and (iii) all contracts and agreements that, at any time of determination, is anticipated to contribute more than $1,000,000 to the revenue or expenses of the Guarantors on an annual basis in the future.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on Real Property.

“Mortgaged Real Property” means any Real Property subject to a Mortgage granted to the Lender by any Guarantor to secure the Obligations.

“Note” means that certain promissory note dated the date hereof made by the Borrower pursuant to Section 2.1(c), as the same may be amended, restated, supplemented, extended, or otherwise modified from time to time.

“Obligations” means all debt, principal, interest and other amounts owed to the Lender by the Borrower Parties pursuant to this Agreement and the other Loan Documents, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

“OID” has the meaning assigned in the first Recital of this Agreement.

“Payment Default” means an Event of Default for failure of payment by the Borrower or any Borrower Party as described in Section 9.1.

“Permitted Liens” means the following:

(a) Any Liens created in favor of the Lender under any of the Loan Documents or otherwise granted to the Lender in order to secure the payment or performance of the Obligations;

(b) Any Liens of Borrower other than any lien against the Collateral

(c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the Borrower Parties maintain adequate reserves;

(d)  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 9.3 (attachment) or 9.7 (judgments).

“Permitted Transfer” means any of the following conveyances, sales, leases, grants, transfers, trades or dispositions by Borrower or Guarantor to any Person (including any Subsidiary except as provided below):

(a) sales of Inventory in the ordinary course of business;

(b) grants of licenses and similar arrangements for the use of the property owned by any Guarantor in the ordinary course of business;

(c) sales, trades, or dispositions of worn-out, surplus, or obsolete Equipment in the ordinary course of business;

(d) grants of security interests and other Liens that constitute Permitted Liens; and

(e) Transfers of other assets of any Borrower Party that do not in the aggregate exceed $500,000 during any fiscal year, but only to the extent that such Transfer is not a Transfer of any asset to any Subsidiary by a Borrower Party outside of the ordinary course of business; provided, upon the occurrence and during the continuance of an Event of Default, no Transfer from a Borrower Party to any Subsidiary shall be a Permitted Transfer.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity, or governmental agency.

“Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of the date hereof, executed by the Borrower and each of the Guarantors, in favor of the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Real Property” means all real property of any kind or nature owned, leased or held by any VNC now or in the future and all legal or equitable title, interests or estates, of any kind or nature, owned or held by any Subsidiary from Borrower’s purchase of VNC with respect to any real property of any kind or nature, now or in the future, including, without limitation, fee or other ownership interests in any land, surface or minerals, leaseholds, leasehold interests, leasehold estates, subleaseholds, subleasehold interests, subleasehold estates, licenses, easements, and other rights to use or occupy any land, buildings, structures, improvements, fixtures or appurtenances to any real property.

“Security Documents” means, collectively, the Pledge and Security Agreement, any and all Mortgages creating Liens in favor of the Lender on Collateral constituting or consisting of Real Property, all documents executed in connection with the Federal Assignment of Claims Act of 1940 (if any), all UCC-1 financing statements, any Patent Security Agreement, Trademark Security Agreement, Copyright Security Agreement and any other document, instrument or agreement granting Collateral for the Obligations, in each case, as the same may be amended or modified from time to time.

“Schedules” means the schedules of disclosures and exceptions attached hereto and approved by the Lender, if any; and each of the Schedules is referred to individually herein as a “Schedule.”

“Standstill Entities” means VNC and the wholly owned subsidiaries of each of the foregoing; and “Standstill Entity” means any one of the foregoing Standstill Entities.

“Standstill Equity Collateral” means the Equity Interests of the Standstill Entities owned by the Borrower or any Standstill Entity.

“Subsidiary” means, with respect to any Person, any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the board of directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned or held by such Person, either directly or indirectly through an Affiliate(s).

“Term Loan” means all amounts loaned under this Agreement.

“Term Loan Maturity Date” means January 6, 2021, or such earlier date as payment of the Term Loan shall be due (whether by acceleration or otherwise).

“Transfer” has the meaning assigned in Section 8.1.

“Transfer Default” means any Event of Default in any way arising from or relating to a Transfer (including, without limitation, a disposition) of any cash, property or other asset of any Borrower Party to any Person (including, without limitation, another Borrower Party) in breach or violation of any covenant, agreement, term, condition or provision set forth in this Agreement or any of the other Loan Documents.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time under the laws of the State of New York.

EXHIBIT B

Form of the Note

See attached.

EXHIBIT C

Notice Addresses

If to the Lender:

DWX SERVICING AGENT, LLC

3694 Seaford Drive

Columbus, Ohio 43220

Attention: Charles A. Ebetino, Jr.

E-mail: cebetino@erpfuels.com

With a copy (which shall not constitute notice) to:

Jones & Associates

P O Box 198925327

Charleston, WV 25302

Attention: E. Forrest Jones, Esq.

Email: efjones@efjones.com

If to the Borrower:

COMSOVEREIGN HOLDING CORP

5000 Quorum Drive STE 400

Dallas, TX 75254

Attention: Daniel L. Hodges,

E-mail: dhodges@comsovereign.com

With a copy (which shall not constitute notice) to:

Pryor Cashman LLC

7 Times Square

New York, NY 10036

Attention: Eric M. Hellige, Esq.

Email: ehellige@pryorcashman.com

If to the Guarantor:

VIRTUAL NETCOM, LLC

5000 Quorum Drive STE 400

Dallas, TX 75254

Attention: Daniel L. Hodges,

E-mail: dhodges@comsovereign.com